Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-116711) and Form S-8 (No. 333-99043) of Cedar Fair, L.P. of our report dated March 10, 2004, relating to the financial statements which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Cleveland, Ohio

March 16, 2005